Exhibit 99.1

Diversified Restaurant Holdings Announces Proposed Public Offering of Common Stock

SOUTHFIELD, MI, July 19, 2018 – Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) (NASDAQ: SAUC), one of the largest franchisees for Buffalo Wild Wings® (“BWW”) with 65 stores across five states, today announced that it and a certain selling stockholder intend to offer and sell approximately $6.0 million of shares of its common stock in an underwritten registered public offering. DRH will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

DRH intends to use the net proceeds from the proposed offering for working capital and general corporate purposes, which may include repayment of debt.

Dougherty & Company LLC is acting as the sole managing underwriter for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-225457) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on July 5, 2018. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Tony Felling, Head of Sales, Dougherty & Company LLC, 90 South Seventh Street, Suite 4300, Minneapolis, Minnesota 55402, by telephone at (612)317-2123 or by email at tfelling@doughertymarkets.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities in the proposed offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About DRH

Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with 65 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.

Safe Harbor Statement

Some of the statements contained in this news release may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management team with respect to future events, including our financial performance, business and industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate,” and variations of such words and similar statements of a future or forward-looking nature are intended to identify such forward-looking statements. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions.

Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Any forward-looking statements you read in this news release reflect our views as of the date of this news release with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, liquidity and this proposed offering. You should carefully consider all of the factors identified in this news release that could cause actual results to differ.

Investor and Media Contact
Kei Advisors LLC
Deborah K. Pawlowski, 716.843.3908
dpawlowski@keiadvisors.com

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